UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 11, 2007

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-4908 (Commission File Number)	04-2207613 (I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Employment Agreement dated as of June 11, 2007
Ex-99.1 Press Release dated June 11, 2007

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Nirmal K. Tripathy, 49, was appointed Executive Vice President, Chief Financial Officer, effective June 11, 2007. Jeffrey G. Naylor, who previously served as Senior Executive Vice President, Chief Administrative and Financial Officer, was appointed Senior Executive Vice President, Chief Administrative and Business Development Officer, effective the same date. A copy of the press release announcing these appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     Mr. Tripathy previously served as President and Chief Operating Officer of Macy’s Florida Inc., a division of national retailer Federated Department Stores, since December 2003. He served as Executive Vice President of Macy’s Florida Inc. from July 2002 to December 2003. From January 2000 to June 2002, Mr. Tripathy was Vice-President and Chief Financial Officer of The Limited, a women’s apparel retailer and a division of Limited Brands Inc.
     TJX and Mr. Tripathy entered into an employment agreement effective as of June 11, 2007. A copy of the Employment Agreement, which has a term that expires June 11, 2010 unless earlier terminated, is attached as Exhibit 10.1 and is incorporated by reference. Under the agreement, Mr. Tripathy is entitled to receive an annual base salary of not less than $625,000 and will participate in specified incentive programs and other benefits available to TJX executives. The agreement provides that Mr. Tripathy will receive a sign-on bonus in the amount of $100,000, which is required to be repaid if he terminates his employment with TJX or TJX terminates his employment for cause within the one-year period following the effective date. The agreement also provides for awards under TJX’s Management Incentive Plan and Long Range Performance Incentive Plan and for stock-based awards under the Stock Incentive Plan.
     Mr. Tripathy has agreed to non-competition agreement and non-solicitation provisions as provided in the Employment Agreement during the term of his employment and for twelve months thereafter, in the case of the non-competition provisions, and twenty-four months thereafter, in the case of the non-solicitation provisions. Mr. Tripathy has also agreed not to disclose TJX’s confidential or proprietary information during and after his employment with TJX, regardless of the reason that his employment terminates. If Mr. Tripathy breaches these agreements, among other things, TJX’s obligations to pay certain benefits under the Employment Agreement will cease, and Mr. Tripathy may have to disgorge certain benefits already received by him.

     Under the Employment Agreement, Mr. Tripathy will be entitled to severance benefits for up to twelve months if his employment is terminated as a result of his death, disability or incapacity, by TJX other than for cause (including if the term of the agreement ends without TJX having offered Mr. Tripathy continued service in a position on reasonable terms), or as a result of Mr. Tripathy having been relocated more than forty (40) miles from the current corporate headquarters of TJX without his prior written consent. The agreement also provides for enhanced severance benefits and acceleration of certain incentive awards, plus a tax gross-up, in the event of a change of control of TJX.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS.

Exhibit Number	Description

10.1	Employment Agreement dated as of June 11, 2007 between Nirmal K. Tripathy and The TJX Companies, Inc.

99.1	Press Release dated June 11, 2007 of The TJX Companies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/S/ Jeffrey G. Naylor
Jeffrey G. Naylor Senior Executive Vice President, Chief Administrative and Business Development Officer

Dated: June 15, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of June 11, 2007 between Nirmal K. Tripathy and The TJX Companies, Inc.

99.1	Press Release dated June 11, 2007 of The TJX Companies, Inc.